                                                                     Exhibit 2.9

EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 18, 2003, by and among (i) Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Trust"), and (ii) each of the persons identified on Schedule A attached hereto (each, a "Beneficial Owner" and, collectively, the "Beneficial Owners").

         WHEREAS, the Trust, PREIT Associates, L.P., a Delaware limited partnership ("PREIT Partnership"), Crown American Realty Trust, a Maryland real estate investment trust ("Crown"), and Crown American Properties, L.P., a Delaware limited partnership ("Crown Partnership"), entered into an Agreement and Plan of Merger, dated as of May 13, 2003 (the "Merger Agreement"), pursuant to which (i) Crown will be merged with and into the Trust (the "Merger"), with the Trust as the survivor of the Merger, and (ii) PREIT Partnership and Crown Partnership will consummate certain transactions contemplated in connection with the Merger, including the issuance by PREIT Partnership of 2,044,511 class B units of limited partner interest in PREIT Partnership (such units, the "PREIT OP Units") to the Beneficial Owners as set forth opposite their names on Schedule A attached hereto;

         WHEREAS, pursuant to Section 9.5 and the other related provisions of the First Amended and Restated Agreement of Limited Partnership of PREIT Partnership, dated as of September 30, 1997 and as amended through May 13, 2003 (as the same may be amended, restated or supplemented from time to time, the "Partnership Agreement"), subject to the various limitations contained in the Partnership Agreement and other instruments being delivered in connection with the Merger, the Beneficial Owners are entitled to redeem their PREIT OP Units for cash or, at the Trust's election, common shares of beneficial interest, par value $1.00 per share, of the Trust ("Shares" and, such redemption right, the "Redemption Right"); and

         WHEREAS, the Trust has agreed to grant to the Beneficial Owners the registration rights described herein with respect to Shares issued in connection with the Merger and the Shares, if any, issuable in respect of the PREIT OP Units.

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree, intending to be legally bound hereby, as follows:

                  1. Certain Definitions

                  In addition to the other terms defined in this Agreement, the following terms shall have the following meanings:

                  "Commission" means the United States Securities and Exchange Commission, or such other federal agency at the time having the principal responsibility for administering the Securities Act.

                  "Effective Time" means the time that the Merger becomes effective pursuant to the terms of the Merger Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

                  "NASD" means National Association of Securities Dealers, Inc.

                  "Oak Ridge Net Proceeds of Sale" shall mean an amount equal to the aggregate value of all consideration received (except, in the case of any promissory note or other deferred consideration received, only the aggregate value of all cash consideration received or to be received during the Initial Period) by the Beneficial Owners in connection with the sale of the Oak Ridge Mall (including a partial sale thereof) less (i) all direct costs and expenses associated therewith, including, but not limited to, transfer taxes, brokerage fees and transaction costs, (ii) any amounts paid by or on behalf of any of the Beneficial Owners at the time of such sale in satisfaction of any debt secured by such property and, (iii) in the case of a partial sale of the Oak Ridge Mall, any portion of the consideration received by the Beneficial Owners in connection with such sale which the Beneficial Owners reasonably expect to reinvest within one year from the date of such sale in improvements or other expenditures reasonably necessary to maintain and preserve the value of the remainder of the Oak Ridge Mall as a result of such partial sale. For purposes of this definition, any non-monetary consideration shall be valued at its fair market value on the date received.

                  "Participation Threshold" means such number of Registrable Securities having an aggregate proposed sales price of $16 million less the sum of (A) the Oak Ridge Net Proceeds of Sale and (B) the aggregate sale price of all Registrable Securities previously sold by the Beneficial Owners during the Initial Period.

                  "Person" means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

                  "Registrable Securities" means (i) any Shares issued by the Trust to the Beneficial Owners pursuant to the Merger, (ii) any Shares issued or issuable by the Trust in order to redeem or acquire PREIT OP Units issued or issuable in connection with the Merger and the transactions contemplated thereby, and (iii) any additional Shares or other equity securities of the Trust issued by the Trust in respect of Shares described in subclause (i) after the issuance of such Shares, in connection with a stock dividend, stock split, combination, exchange, reorganization, recapitalization or similar reclassification of the Trust's securities; provided that, as to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when: (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder; (x) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any similar provision then in force); (y) such securities are eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act (or any successor provision to such Rule); or (z) such securities shall have ceased to be issued and outstanding. The term Registrable Securities shall not include the PREIT OP Units or any other securities of PREIT Partnership.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  2. Shelf Registration.

                  (a) At any time after the closing of the Merger, the Beneficial Owners owning Registrable Securities then outstanding may unanimously request in writing that the Trust effect a shelf registration under the Securities Act registering for resale by the Beneficial Owners of all of the Registrable Securities eligible for registration pursuant to a shelf registration statement on Form S-3 (or any similar short-form registration statement that is a successor to Form S-3) or, in the Trust's sole discretion, any other appropriate form. The Trust shall use its commercially reasonable efforts to prepare and file a shelf registration statement under the Securities Act within forty-five (45) days of the receipt by the Trust of such request from the Beneficial Owners. The Trust shall use commercially reasonable efforts to cause such shelf registration statement to be declared effective as promptly as shall be reasonably practicable after it has been filed. The Trust shall not be required to effect more than one shelf registration pursuant to this Section 2. Subject to Sections 2(c), 2(e) and 3(e) of this Agreement, the Trust shall use its commercially reasonable efforts to keep such shelf registration statement effective until all securities included in such registration statement have ceased to constitute Registrable Securities and to undertake to file a second registration statement, which may include a combined prospectus (as permitted under Rule 429 of the Securities Act) covering the Registrable Securities included in the earlier registration statement together with any Shares issued or issuable by the Trust in connection with the contribution of any Reserved PREIT OP Units (as defined in the Merger Agreement) pursuant to the put and call provisions of the Crown Partnership Contribution Agreement (as defined in the Merger Agreement) that are issued after the date of the initial registration request pursuant to this Section 2.

                  (b) Notwithstanding Section 2(a) above, the Trust may defer the filing of or effectiveness of any shelf registration statements required by this Section 2 for a reasonable period of time not to exceed 105 days after a request by the Beneficial Owners to effect such registration if (i) the Trust is, at such time, in the process of pursuing an underwritten public offering of equity securities and is advised by its managing underwriter(s) that such offering would in its or their opinion be adversely affected by such filing or
(ii) the Trust in good faith determines that any such filing or the offering of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Trust which began prior to the date on which a request for registration was made by the Beneficial Owners hereunder.

                  (c) At any time when a shelf registration statement effected pursuant to this Section 2 is effective, upon written notice from the Trust to each Beneficial Owner that the Trust has determined in good faith that sale of Registrable Securities pursuant to such shelf registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law having a material adverse effect on the Trust (an "Information Blackout"), each Beneficial Owner shall suspend sales of Registrable Securities pursuant to such shelf registration statement until the earlier of:

                           (i) forty-five (45) days after the Trust notifies the Beneficial Owners of such good faith determination, or

                           (ii) such time as the Trust notifies the Beneficial Owners that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such shelf registration statement may otherwise be resumed (the number of days from such suspension of sales by the Beneficial Owners until the day when such sale may be resumed hereunder is hereinafter called a "Sales Blackout Period").

                  (d) Notwithstanding the provisions of Section 2(c), there shall be no more than two (2) Information Blackouts during any fiscal year of the Trust and no Sales Blackout Period shall continue for more than forty-five
(45) consecutive days.

                  (e) Notwithstanding any other provisions contained herein to the contrary, the Trust shall not be required to effect any shelf registration or to keep any shelf registration statement effective pursuant to this Section 2 following the Demand Registration Rights Effective Date (as defined below) if the Beneficial Owners (i) exercise their right to request a demand registration pursuant to Section 3 below or (ii) notify the Trust in writing of their election to preserve their future right to request a demand registration pursuant to Section 3 below, as described in Section 3(e) below.

                  (f) The Trust shall bear all Registration Expenses in connection with any shelf registration pursuant to this Section 2, whether or not such shelf registration becomes effective; provided, however, that if the Beneficial Owners request a shelf registration and subsequently withdraw their request, then such Beneficial Owners shall either pay all Registration Expenses incurred in connection with such shelf registration or forfeit the right to request another shelf registration unless the withdrawal of such request is the result of facts or circumstances relating to the Trust that arise after the date on which such request was made and would have a material adverse effect on the offering of the Registrable Securities.

               3. Demand Registration.

                  (a) If on the date that is five years and nine months after the closing of the Merger (the "Demand Registration Rights Effective Date"), the Registrable Securities owned by the Beneficial Owners constitute at least 5% of the Trust's then outstanding shares (after giving effect to the redemption of any PREIT Class B Units held by the Beneficial Owners and the issuance of the Trust's shares therefor), then, subject to Section 3(e) below, at any time beginning on the Demand Registration Rights Effective Date the Beneficial Owners owning Registrable Securities then outstanding may unanimously request in writing that the Trust effect the registration under the Securities Act of the Registrable Securities then outstanding pursuant to a registration statement on Form S-3 (or any similar short-form registration statement that is a successor to Form S-3), or in the Trust's sole discretion, any other appropriate form. The Trust shall use commercially reasonable efforts to prepare and file a registration statement under the Securities Act within sixty (60) days of the receipt by the Trust of such request from the Beneficial Owners. The Trust shall use commercially reasonable efforts to cause such registration statement to be declared effective by the Commission as promptly as shall be reasonably practicable after it has been filed, and the Trust shall use its commercially reasonable efforts to keep such registration statement effective until the earlier of (i) such time as all Registrable Securities included in such registration statement have been disposed of pursuant to the distribution thereunder or (ii) the 30th day following the effectiveness of such registration statement. The Trust shall be obligated to effect only one such Demand Registration for the Beneficial Owners.

                  (b) Notwithstanding Section 3(a) above, the Trust may defer the filing of or effectiveness of the registration statement required by this
Section 3 for a reasonable period of time not to exceed 180 days after a request by the Beneficial Owners to effect such registration if (i) the Trust is, at such time, in the process of pursuing an underwritten public offering of equity securities and is advised by the managing underwriter(s) that such offering would in its or their opinion be adversely affected by such filing or (ii) the Trust in good faith determines that any such filing or the offering of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Trust which began prior to the date on which a request for registration was made by the Beneficial Owners hereunder.

                  (c) If the Beneficial Owners intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Trust as part of their request made pursuant to Section 3(a) above. In such event, the right of any Beneficial Owner to include its Registrable Securities in such registration shall be conditioned upon such Beneficial Owner's participation in such underwriting and the inclusion of such Beneficial Owner's Registrable Securities in the underwriting to the extent provided herein. All Beneficial Owners proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Trust. Notwithstanding any other provision of this Section 3 to the contrary, if, in the case of a registration requested pursuant to Section 3(a) above, the managing underwriter for the offering advises the Beneficial Owners and the Trust that marketing factors require a limitation of the number of shares to be underwritten, then the Trust shall so advise all Beneficial Owners of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated pro rata among all Beneficial Owners thereof desiring to participate in such underwriting (according to the number of Registrable Securities requested to be sold by each Beneficial Owner). No Registrable Securities requested by a Beneficial Owner to be included in a registration pursuant to Section 3(a) shall be excluded from the underwriting unless all securities other than Registrable Securities are first excluded.

                  (d) The Trust shall bear all Registration Expenses (as defined in Section 7 below) in connection with any demand registration pursuant to this
Section 3, whether or not such registration statement becomes effective; provided, however, that if the Beneficial Owners request a demand registration and subsequently withdraw their request, then such Beneficial Owners shall either pay all Registration Expenses incurred in connection with such demand registration or forfeit the right to request another demand registration unless the withdrawal of such request is the result of facts or circumstances relating to the Trust that arise after the date on which such request was made and would have a material adverse effect on the offering of the Registrable Securities.

                  (e) Notwithstanding any other provision contained herein to the contrary, the Trust shall not be required to effect any demand registration pursuant to this Section 3 unless prior to the expiration of the thirty (30) day period commencing on the Demand Registration Rights Effective Date the Beneficial Owners (which Beneficial Owners, as required by Section 3(a) above, on the Demand Registration Rights Effective Date owned Registrable Securities which constituted at least 5% of the Trust's then outstanding shares after giving effect to the redemption of any PREIT Class B Units held by the Beneficial Owners and the issuance of the Trust's shares therefor) unanimously either (i) request in writing that the Trust immediately effect the registration under the Securities Act of the Registrable Securities then outstanding in accordance with Section 3(a) above or (ii) notify the Trust in writing of their election to preserve the future right of the Beneficial Owners to request a registration under the Securities Act of the Registrable Securities pursuant to this Section 3 above; it being understood and agreed that, in the event the Beneficial Owners elect to preserve the future right to request a demand registration under the Securities Act of the Registrable Shares pursuant to this
Section 3 during such thirty (30) day period, the Trust's obligation to effect any shelf registration or to keep any shelf registration statement effective pursuant to Section 2 of this Agreement shall terminate immediately regardless of whether or not the Beneficial Owners thereafter exercise their right to request a demand registration pursuant to this Section 3.

               4. Incidental or "Piggy-Back" Registration.

                  (a) If, at any time during the nine (9) month period beginning on the Effective Time of the Merger (the "Initial Period"), the Trust proposes to file a Registration Statement under the Securities Act covering an underwritten offering by the Trust for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto), then the Trust shall promptly give written notice of such proposed filing to each of the Beneficial Owners. Upon the written request of any Beneficial Owner received by the Trust within 10 days after the delivery of such notice by the Trust (but in any event prior to 10 days following the expiration of the Initial Period), the Trust shall use commercially reasonable efforts to cause a registration statement covering those Registrable Securities that each such Beneficial Owner has requested to be registered up to, in the aggregate, the Participation Threshold, to become effective under the Securities Act.

                  (b) The Trust shall not be required under this Section 4 to include any of the Beneficial Owners' securities in an underwriting unless they accept the terms of the underwriting as agreed upon between the Trust and the underwriters selected by the Trust; provided, that the Beneficial Owners in no event shall be subject to a lock-up period in excess of that provided for in
Section 5(a) below. If the managing underwriter for the offering shall advise the Trust that marketing factors require a limitation of the number of shares to be underwritten, then the Trust shall so advise all Beneficial Owners of Registrable Securities which would otherwise be underwritten pursuant to this
Section 4 and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated in accordance with Section 4(c) below.

                  (c) If the Trust shall, pursuant to Section 4(b), reduce the amount of securities to be included in an offering, such reduction shall be made as follows: (i) first, all securities other than those to be included by the Trust for its own account and other than those which the Beneficial Owners seek to include in the offering (but in any event not to exceed the Participation Threshold) shall be excluded from the offering to the extent such limitation on the number of shares included in the underwriting is required; and (ii) second, if further limitation on the number of shares to be included in the underwriting is required, the number of shares to be included by the Beneficial Owners shall be reduced to 15% of the total number of shares to be included in such incidental registration and the number of shares to be included by the Trust shall be reduced to 85% of the total number of shares to be included in such incidental registration; it being understood that any reduction in the number of shares to be included in the incidental registration by the Beneficial Owners shall be made pro rata among the Beneficial Owners in accordance with the number of shares of Registrable Securities requested to be sold by each such Beneficial Owner.

                  (d) The Trust shall bear all Registration Expenses in connection with any incidental registration pursuant to this Section 4, whether or not such incidental registration statement becomes effective.

                  (e) Notwithstanding anything in Section 5(a) below to the contrary, in the event that (i) the Beneficial Owners participate in any incidental registration pursuant to this Section 4 and (ii) the sum of the aggregate net proceeds reasonably expected to be received by the Beneficial Owners in connection with such incidental registration and the aggregate net proceeds previously received by such Beneficial Owners from the sale of Registrable Shares by such Beneficial Owners from and after the Effective Time shall be equal to an amount less than $10 million in the aggregate, the duration of the restriction on public sales or distributions of Registrable Securities by the Beneficial Owners in connection with such incidental registration pursuant to this Section 4 shall be reduced to apply only to the period commencing on the tenth (10th) day prior to the date such underwritten offering commences and ending no later than sixty (60) days following the closing of the underwritten offering (or such shorter period as the managing underwriter or underwriters for such underwritten offering may request); provided, however, that if the managing underwriter or underwriters for such underwritten offering reasonably determine that a longer period (but in any event not to exceed the period otherwise required by Section 5(a) below) is necessary or appropriate in connection with such offering, then the Beneficial Owners shall have the option to either (i) comply with such longer requirement or (ii) forfeit their rights in connection with such incidental registration pursuant to this Section 4; it being understood and agreed that, in the event that the Beneficial Owners elect to forfeit their rights in connection with an incidental registration pursuant to clause (ii) above, (x) such Beneficial Owners shall not be subject to the restrictions on sale contained in Section 5(a) below or this Section 4(e) in connection with such offering, and (y) in the event such offering is not consummated by the Trust, such Beneficial Owners would again be entitled to request "piggy-back" registration of their Registrable Securities in accordance with Section 4(a) above in connection with a subsequent offering.

               5. Restrictions on Public Sale.

                  The Beneficial Owners shall:

                  (a) in the event the Trust is issuing equity securities to the public in an underwritten offering, and, if requested by the managing underwriter or underwriters for such underwritten offering, subject to Section 4(e) above, not effect any public sale or distribution of Registrable Securities or any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, for a period commencing on the tenth (10th) day prior to the date such underwritten offering commences (such offering being deemed to commence for this purpose on the later of the effective date for the registration statement for such offering or, if applicable, the date of the prospectus supplement for such offering) and ending 90 days after the closing of such underwritten offering;

                  (b) not, during any period in which any of their Registrable Securities are included in any effective registration statement: (i) effect any stabilization transactions or engage in any stabilization activity in connection with the Shares or other equity securities of the Trust in contravention of Rule 104 of Regulation M under the Exchange Act; or (ii) permit any Affiliated Purchaser (as that term is defined in Rule 101 of Regulation M under the Exchange Act) to bid for or purchase for any account in which any Beneficial Owner has a beneficial interest, or attempt to induce any other person to purchase, any Shares in contravention of Rule 102 of Regulation M under the Exchange Act; and

                  (c) furnish each broker through whom the Beneficial Owners offer Registrable Securities such number of copies of the prospectus as such broker may require and otherwise comply with the prospectus delivery requirements under the Securities Act.

         6. Registration Procedures.

                  (a) In connection with any registration contemplated by Sections 2, 3 or 4, the Trust shall:

                           (i) prepare and file with the Commission, within the applicable time period, a registration statement, which registration statement shall (x) be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the Beneficial Owners, and (y) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith; provided that, before filing a registration statement, the Trust shall upon request furnish to the Beneficial Owners copies of such registration statement as proposed to be filed and thereafter such number of copies of such registration statement (including all exhibits thereto), and any documents incorporated by reference after the initial filing of any registration statement as the Beneficial Owners may reasonably request on a case by case basis after each such filing in order to facilitate the disposition of the Registrable Securities owned by the Beneficial Owners, and shall revise the registration statement as it specifically relates to the Beneficial Owners based on information received by the Beneficial Owners as determined by the Trust;

                           (ii) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period of time as is necessary to allow the distribution of the Registrable Securities contemplated therein and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period during which any such registration statement is required to be effective; provided that, before filing any amendments or supplements to such registration statement or the prospectus, the Trust shall upon request furnish to the Beneficial Owners copies of such amendments and supplements (in each case including all exhibits thereto) and the prospectus (including each preliminary prospectus) as proposed to be filed and thereafter such number of copies of such amendments, supplements, prospectuses and any documents incorporated by reference after the initial filing of any registration statement as the Beneficial Owners may reasonably request on a case by case basis after each such filing in order to facilitate the disposition of the Registrable Securities owned by the Beneficial Owners, and revise such documents as they specifically relate to the Beneficial Owners based on information received by the Beneficial Owners as determined by the Trust;

                           (iii) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Beneficial Owners shall reasonably request, and do any and all other acts and things which may be necessary or desirable to enable the Beneficial Owners to consummate the offering and disposition of Registrable Securities in such jurisdictions; provided, however, that the Trust shall not be required to qualify generally to do business as a foreign business trust, subject itself to taxation, or consent to general service of process, in any jurisdiction wherein it would not, but for the requirements of this Section 6, be obligated to be qualified;

                           (iv) use its commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with, or approved by, such other public, governmental or regulatory authorities as may be necessary to facilitate the disposition of such Registrable Securities in accordance with the methods of disposition intended herein;

                           (v) notify each Beneficial Owner promptly and, if requested by any Beneficial Owner, confirm such notification in writing, (A) when a prospectus or any prospectus supplement has been filed with the Commission, and, with respect to such registration statement or any post-effective amendment thereto, when the same has been declared effective by the Commission, (B) of any request by the Commission for amendments or supplements to such registration statement or related prospectus, or for additional information, (C) of the issuance by the Commission of any stop order or the initiation of any proceedings for such or a similar purpose (and the Trust shall use its commercially reasonable efforts to obtain the withdrawal of any such order at the earliest practicable moment), (D) of the receipt by the Trust of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and the Trust shall use its commercially reasonable efforts to obtain the withdrawal of any such suspension at the earliest practicable moment), (E) of the occurrence of any event that requires the making of any changes to such registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Trust shall, subject to Section 7, promptly prepare and furnish to the Beneficial Owners a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (F) of the Trust's determination that the filing of a post-effective amendment to such registration statement shall be necessary or appropriate. Each Beneficial Owner shall be deemed to have agreed by acquisition of Registrable Securities that, upon the receipt of any notice from the Trust of the occurrence of any event of the kind described in clause (E) of this Section 6(a)(v), each Beneficial Owner shall forthwith discontinue his or its offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until he or it shall have received copies of a supplemented or amended prospectus which is no longer defective as contemplated by clause (E) of this Section 6(a)(v) and, if so directed by the Trust, shall deliver to the Trust, at the Trust's expense, all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in its possession;

                           (vi) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, as the same may hereafter be amended; and

                           (vii) cooperate with the Beneficial Owners to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold; and use commercially reasonable efforts to cause the Registrar and Transfer Agent for the Trust to issue, upon request of the Beneficial Owners, certificates for such numbers of Registrable Securities registered in such names as the Beneficial Owners may reasonably request at least two business days prior to any sale of Registrable Securities.

                  (b) In connection with any registration contemplated by Sections 3 or 4 only, the Trust shall:

                           (i) make available for inspection by the Beneficial Owners and any attorney, accountant or other agent retained by the Beneficial Owners (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Trust and its subsidiaries as shall be necessary to enable them to conduct their due diligence review, and cause the officers, trustees and employees of the Trust and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such review. In addition, the Trust shall use its commercially reasonable efforts to make available, to discuss the Trust's business with the Inspectors, the independent public accountants who have certified its most recent annual financial statements, and shall provide such opportunities as are necessary for the Inspectors to discuss the Trust's business with the Trust's trustees and officers; and

                           (ii) obtain an opinion from counsel to the Trust and a "cold comfort" letter from an independent certified public accounting firm of national recognition and standing who have certified the Trust's financial statements included in the registration statement or any amendment thereto, in customary form addressed to the managing underwriter or underwriters, the Board of Trustees and to the selling Beneficial Owners of Registrable Securities included in a registration statement filed by the Trust.

                  (c) In connection with any registration contemplated by Sections 2, 3 or 4, each Beneficial Owner shall:

                           (i) cooperate with the Trust in connection with the preparation of the registration statement to be filed by the Trust pursuant to this Agreement, and for so long as the Trust is obligated to keep such registration statement effective, shall (a) respond within five (5) business days to any request by the Trust to provide or verify information regarding such Beneficial Owner or such Beneficial Owner's Registrable Securities (including the proposed manner of sale) that may be required to be included in such registration statement pursuant to the rules and regulations of the Commission, and (b) provide in a timely manner information regarding the proposed distribution by such Beneficial Owner of the Registrable Securities and such other information as may reasonably be requested by the Trust from time to time in connection with the preparation of and for inclusion in a shelf registration statement pursuant to Section 2 and any related prospectus; and

                           (ii) if requested by the Trust, before using any registration statement or any prospectus contained therein or any amendment or supplement thereto, deliver to the Trust a certification that he or it has reviewed the information contained therein and representing and warranting to the Trust that the information relating to such Beneficial Owner and his or its plan of distribution is as set forth in the related prospectus, that the prospectus does not, as of the time of such sale, contain any untrue statement of a material fact relating to or provided by such Beneficial Owner or his or its plan of distribution and that the prospectus does not, as of the time of such sale, omit to state any material fact relating to such Beneficial Owner or his or its plan of distribution required to be stated in the prospectus or necessary to make the statements in such prospectus, in the light of the circumstances under which they were made, not misleading.

               7. Registration Expenses.

                  Whether or not any registration statement prepared and filed pursuant to Sections 2, 3 or 4 of this Agreement is declared effective by the Commission, the Trust shall pay all of the following expenses ("Registration Expenses") arising in connection with the registration pursuant to this Agreement (except as specified in the following sentence): (a) all Commission and any NASD registration and filing fees and expenses; (b) any and all expenses incident to the Trust's performance of, or compliance with, this Agreement, including, without limitation, any allocation of salaries and expenses of Trust personnel or other general overhead expenses of the Trust, or other expenses for the preparation of historical and pro forma financial statements or other data prepared by the Trust; (c) all listing, transfer and/or exchange agent and registrar fees; (d) fees and expenses in connection with the qualification of the Registrable Securities under securities or "blue sky" laws; (e) printing and delivery expenses; and (f) fees and out-of-pocket expenses of counsel for the Trust and its independent certified public accountants and other persons, including special experts, retained by the Trust. Notwithstanding the foregoing, the Trust shall not be required to pay fees and out-of-pocket expenses of counsel retained by the Beneficial Owners, or any discounts, commissions or fees of selling brokers, dealers and underwriters relating to the distribution of the Registrable Securities.

               8. Indemnification; Contribution.

                  (a) The Trust hereby indemnifies and holds harmless, to the fullest extent permitted by law, each Beneficial Owner, directors, officers, partners, employees, agents of the Beneficial Owners, as applicable, and each Person, if any, who controls any Beneficial Owner within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act, common law and otherwise), joint or several, which arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement contemplated hereby or in any prospectus, preliminary prospectus, any amendment or supplement thereto or any document incorporated by reference relating thereto or in any filing made in connection with the registration or qualification of the offering under "blue sky" or other securities laws of jurisdictions in which the Registrable Securities are offered, or any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Trust shall reimburse such Beneficial Owners for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or proceeding, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus, and the Trust has previously furnished copies thereof to the Beneficial Owners seeking such indemnification), or contained in the final prospectus (as amended or supplemented if the Trust shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which the Trust is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that such indemnification shall not extend to any such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses that are caused by any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information furnished in writing to the Trust by such Beneficial Owner in such capacity specifically and expressly for use in any such registration statement or prospectus.

                  (b) The Beneficial Owners hereby jointly and severally indemnify and hold harmless, to the fullest extent permitted by law, the Trust, its trustees, officers, employees, agents and each Person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement, or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated, or necessary to make the statements in the registration statement or prospectus, or any amendment thereof or supplement thereto, not misleading; provided, however, that each Beneficial Owner shall be liable hereunder if and only to the extent that any such loss, claim, damage, liability (or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement, or alleged untrue statement or omission or alleged omission, made in reliance upon and in conformity with information pertaining to such Beneficial Owner which is requested by the Trust and furnished in writing to the Trust by such Beneficial Owner specifically and expressly for use in any such registration statement or prospectus.

                  (c) Any Person seeking indemnification under the provisions of this Section 8 shall, promptly after receipt by such Person of notice of the commencement of any action, suit, claim or proceeding, notify in writing each party against whom indemnification is to be sought of the commencement thereof; provided, however, that the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it or he may have under this Section 8 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which the indemnifying party may otherwise have. In case any such action, suit, claim or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it or he may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (ii) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding within a reasonable time after notice of commencement of the action, suit, claim or proceeding, or (iii) such indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (i), (ii) or
(iii) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party. If, in any case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary relief shall not be unreasonably withheld or delayed). Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

                  (d) If the indemnification from the indemnifying party as provided in this Section 8 is unavailable or is otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue (or alleged untrue) statement of a material fact or omission (or alleged omission) to state a material fact, has been made, or relates to information supplied by such indemnifying party or such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any such investigation or proceeding.

                  The parties hereto acknowledge that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation other than as described above. Notwithstanding the provisions of this Section 8(d), the Beneficial Owners shall not be required to contribute any aggregate amount in excess of the amount by which the total price at which the Registrable Securities of such Beneficial Owners were offered to the public exceed the amount of any damages which such Beneficial Owners have otherwise been required to pay or become liable to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  If, however, indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Sections 8(a) through 8(d) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration.

               9. Rule 144 Compliance.

                  So as to enable each Beneficial Owner to sell Registrable Securities pursuant to Rule 144 under the Securities Act, the Trust covenants that it will use commercially reasonable efforts to (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act; (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Trust under the Securities Act and the Exchange Act so long as the Trust remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 under the Securities Act; and (c) furnish to each Beneficial Owner so long as such Beneficial Owner owns Registrable Securities promptly upon request a copy of the most recent annual or quarterly report of the Trust and such other reports and documents so filed by the Trust under the Exchange Act. In connection with any sale, transfer or other disposition by any Beneficial Owner of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Trust shall cooperate with such Beneficial Owner to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the Beneficial Owner representative may reasonably request in writing at least four (4) Business Days prior to any sale of Registrable Securities hereunder.

              10. Miscellaneous

                  (a) Notices. Except as otherwise provided below, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties hereto, desires to provide to or serve upon any person any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by telecopy, addressed as follows:

             if to the Trust:

                      Pennsylvania Real Estate Investment Trust
                      The Bellevue
                      200 South Broad Street
                      Philadelphia, PA  19102
                      Attention: Bruce Goldman, Executive Vice President
                                 and General Counsel
                      Facsimile: (215) 546-7311

             with a copy (which shall not constitute notice) to:

                      Hogan & Hartson L.L.P.
                      Columbia Square
                      555 13th Street, N.W.
                      Washington, D.C.  20004-1109
                      Attention: J. Warren Gorrell, Jr., Esq.
                                 Stuart A. Barr, Esq.
                      Facsimile: (202) 637-5910

             and

                      Drinker Biddle & Reath LLP
                      One Logan Square
                      18th & Cherry Streets
                      Philadelphia, PA 19103-6996
                      Attention: Howard A. Blum, Esq.
                      Facsimile: (215) 988-2757

             if to any Beneficial Owner or the Beneficial Owner representative:

                      Mark E. Pasquerilla
                      Pasquerilla Plaza
                      Johnstown, PA  15901
                      Facsimile: (814) 536-9525

             with a copy (which shall not constitute notice) to:

                      Reed Smith LLP
                      435 Sixth Avenue
                      Pittsburgh, PA  15219
                      Attention: David L. DeNinno, Esq.
                      Facsimile: (412) 288-3218

             and

                      Sullivan & Cromwell LLP
                      125 Broad Street
                      New York, NY 10004-2498
                      Attention: Joseph C. Shenker, Esq.
                      Facsimile: (212) 558-3588

                  (b) Entire Agreement. This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the Trust on the one hand, and all of the Beneficial Owners on the other hand.

                  (c) Assignment; Successors and Assigns. Except as set forth in the next sentence, this Agreement and the rights granted hereunder may not be assigned by any Beneficial Owner without the prior written consent of the Trust, which may be granted or withheld by the Trust in its sole and absolute discretion. Each Beneficial Owner will be permitted to assign its rights under this Agreement to one or more entities controlled by it in connection with a concurrent transfer of PREIT OP Units or Registrable Securities that is permitted by the terms of the Partnership Agreement, so long as the Beneficial Owner provides to the Trust at least five (5) business days' advance written notice of the transfer, and the transferee executes and delivers to the Trust an instrument, in form and substance acceptable to the Trust, agreeing to be bound by the terms of this Agreement as if it were an original party hereto. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective successors and permitted assigns.

                  (d) Headings. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  (e) Applicable Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the internal laws of the State of New York.

                  (f) Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

                  (g) Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

                  (h) No Waiver. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

                  (i) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

                  (j) Trust Assets. The Beneficial Owner acknowledges that no trustee, officer or shareholder of the Trust is liable to such holder in respect of this Agreement and that such holder shall look only to the income and assets of the Trust in respect of any payments or claims related to this Agreement.

                  (k) Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

                  (l) Termination of CIT Registration Rights Agreement. By execution and delivery hereof, Crown Investments Trust ("CIT") hereby agrees that that certain Registration Rights Agreement, by and between Crown and CIT, dated August 17, 1993, is hereby terminated and shall be null and void and of no further force and effect, and the Trust (as successor by merger to Crown) shall have no liability or obligation with respect thereto.

                      (SIGNATURES APPEAR ON FOLLOWING PAGE)

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Registration Rights Agreement, or has caused this Registration Rights Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

                    Trust:

                    Pennsylvania Real Estate Investment Trust

                    By:   /s/ Bruce Goldman
                          --------------------------------------------------
                          Name: Bruce Goldman
                          Title: Executive Vice President & General Counsel

                    BENEFICIAL OWNERS:

                    /s/ Mark E. Pasquerilla
                    --------------------------------------------------------
                    Mark E. Pasquerilla,
                    on his own behalf and as Beneficial Owner Representative


                    Crown Investments Trust,
                    a Delaware statutory trust


                    By:    /s/ Ronald J. Hamilton
                           -------------------------------------------------
                           Name: Ronald J. Hamilton
                           Title: Chief Financial Officer and Vice President

                    Crown American Investment Company,
                    a Delaware corporation

                    By:    /s/ Ronald J. Hamilton
                           -------------------------------------------------
                           Name: Ronald J. Hamilton
                           Title: Chief Financial Officer and Vice President

                    Crown Delaware Holding Company,
                    a Delaware corporation

                    By:    /s/ Ronald J. Hamilton
                           -------------------------------------------------
                           Name: Ronald J. Hamilton
                           Title: Chief Financial Officer and Vice President

                    Crown American Properties, L.P.

                    By: Crown American Realty Trust, as general partner

                    By:    /s/ Terry L. Stevens
                           -------------------------------------------------
                           Name: Terry L. Stevens
                           Title: Executive Vice President and CFO

                                   Schedule A
                                   ----------

                       Mark E. Pasquerilla and Affiliates
                      PREIT Common Share and Unit Ownership

Common Shares of Beneficial Interest

-------------------------------------- -------------------------- ----------------- -------------------------
Owner                                  Crown Shares(1)            Exchange Ratio    PREIT Shares
-------------------------------------- -------------------------- ----------------- -------------------------
Mark E. Pasquerilla                       33,220                  .3589                11,923
-------------------------------------- -------------------------- ----------------- -------------------------
Crown Investments Trust                2,914,721                  .3589             1,046,093
-------------------------------------- -------------------------- ----------------- -------------------------




Partnership Units

--------------------- ---------------- ------------------ --------------- ----------------- -----------------
                                       Partnership
Owner(2)              Crown Units      Adjustment Factor  Adjusted Units  Exchange Ratio    PREIT Units(3)
--------------------- ---------------- ------------------ --------------- ----------------- -----------------
Crown Investments
Trust                 8,169,939        .6205602           5,069,939       .3589             1,819,601(4)
--------------------- ---------------- ------------------ --------------- ----------------- -----------------
Crown American
Investment Company    1,786,459        .3507861             626,665       .3589               224,910(5)
--------------------- ---------------- ------------------ --------------- ----------------- -----------------

-----------------------
(1) Does not include 8,167 shares held by M. E. Pasquerilla in the 401(K) Plan, 68,355 shares held for the benefit of Mr. Pasquerilla in Rabbi Trusts related to deferred compensation plans as follows: Crown American Associates Key Executive Capital Incentive Plan 3,698 shares, Crown American Properties, LP Key Executive Plan 63, 978 shares, and Crown American Hotels Company Deferred Compensation Plan 679 shares; or 181,684 shares held by Marenrico Partnership; and 10 shares held Leah Pasquerilla.

(2) Reflects owner of Crown American Properties, L.P. units. PREIT units will be held by Crown American Properties, L.P.

(3) Includes the 341,297 units related to the retained interests.

(4) Alternate calculation of 8,169,939 multiplied by .22271905.

(5) Alternate calculation of 1,786,459 multiplied by .12589713.